   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1998
===============================================================================
                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
 [ ] Definitive Proxy Statement
 [X] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
                           -------------------------
                (Name of Registrant as Specified in Its Charter)

                              CENDANT CORPORATION
                           -------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------

     (4) Proposed maximum aggregate value of transactions:
                                                          ---------------------

     (5) Total fee paid.

------------

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------------------

     (3) Filing Party:

     ------------------------------------------------------------------------

     (4) Date Filed:

     ------------------------------------------------------------------------

===============================================================================

   Cendant submitted a letter to the state insurance commissioner of Arizona on February 23, 1998, and Cendant submitted letters to the state insurance commissioners of New York and South Carolina on February 24, 1998, in connection with Cendant's contention that, pursuant to certain contracts and agreements entered into between AIG and American Bankers and certain members of its management, AIG and those persons controlling AIG are currently in control over American Bankers without having obtained prior insurance regulatory approval in violation of the applicable insurance statutes.

                           [Brown & Bain Letterhead]

                                                              Howard Ross Cabot
                                                               T (602) 351-8235
                                                            cabot@brownbain.com

                               February 23, 1998



              Application of American International Group, Inc.
         to Acquire Control of American Bankers Insurance Group, Inc.


Dear Director Greene:

      I am writing on behalf of Cendant Corporation and Season Acquisition Corporation (collectively, "Cendant") to bring to your attention certain contracts entered into and related agreements put in place between American International Group, Inc. ("AIG") and American Bankers Insurance Group, Inc. ("American Bankers") which provide AIG and the persons controlling AIG with "control" over American Bankers within the meaning of A.R.S. ss. 20-481(3) without the requisite prior approval of your Department.

      A.R.S. ss. 20-481(3) defines "control" as "possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract . . . or otherwise . . ." (Emphasis added).

      Several features of the proposed AIG transaction, which are virtually unprecedented, provide AIG with the power to direct the management and policies of American Bankers on an ongoing basis for at least six months and provide "control" over a transaction that the Supreme Court of the United States has described as one of the most important matters in the existence of a company. See Basic Inc. v. Levison, 485 U.S. 224 (1988). These control provisions include the following:

(a) the absolute control by AIG over American Bankers' ability to pursue or consider any competing transaction proposals as reflected in the "Fiduciary Sabbatical Provision" which precludes American Bankers' Board of Directors (the "American Bankers Board") from pursuing or even considering any transaction which might compete with the proposed AIG transaction unless AIG agrees (with no "fiduciary out" feature for 120 days) (see Section 6.2 of the AIG/American Bankers Merger Agreement);

Honorable John Greene                 -2-                    February 23, 1998


            (b) the absolute veto power of AIG over any amendment of American Bankers' "poison pill" Rights Agreement which could facilitate any competing offer to acquire American Bankers (once again with no fiduciary out reserved to the American Bankers Board) and the delegation to AIG of determinations with respect to terminating or redeeming the outstanding Rights, extending the term of the Rights Agreement (which is scheduled to expire on March 10, 1998) and adopting a new Rights Agreement(1) (see Sections 5.1(q)(ii), 6.2 and 6.15(a) of the AIG/American Bankers Merger Agreement);

            (c) the control ceded to AIG over one of American Bankers' fundamental corporate processes -- meetings of shareholders -- as evidenced by American Bankers' agreement to convene a meeting of its shareholders to consider the proposed AIG transaction regardless of whether the American Bankers Board continues to support the proposed AIG transaction (see Section 6.4 of the AIG/American Bankers Merger Agreement);

            (d) the abandonment by the American Bankers Board of its ability to determine and recommend the best course of action to American Bankers' shareholders as evidenced by American Bankers' agreement not to recommend a competing acquisition proposal to American Bankers' shareholders (with no fiduciary out feature for 120 days) and its agreement not to withdraw or modify its recommendation of the proposed AIG transaction, subject to fiduciary obligations under applicable law (see Sections 6.2 and 6.4 of the AIG/American Bankers Merger Agreement);

            (e) American Bankers' agreement to solicit shareholder approval of the proposed AIG transaction and its agreement to use "all best efforts . . . to consummate and make effective the [proposed AIG/American Bankers] Merger . . ." (see Sections 6.4 and 6.5(b) of the AIG/American Bankers Merger Agreement) coupled with the fact that R. Kirk Landon (American Bankers' Chairman and Chief International Officer) and Gerald N. Gaston (Vice-Chairman, President and Chief Executive Officer of American Bankers) have agreed, among other things, (i) to vote the


--------
1 On February 20, 1998, American Bankers announced that it had entered into a new Rights Agreement to replace the existing Rights Agreement on March 10, 1998.

Honorable John Greene                 -3-                    February 23, 1998


      approximately 8.0% of the outstanding common shares of American Bankers beneficially owned by them in favor of approving the proposed AIG transaction and (ii) upon request, to grant AIG an irrevocable proxy with respect to such common shares (see Section 2 of the AIG Voting Agreement);

            (f) the abandonment by American Bankers of its right to terminate the AIG/American Bankers Merger Agreement for at least 180 days in the context of a competing transaction proposal (see Sections 8.2(iv) and 8.3(a) of the AIG/American Bankers Merger
      Agreement);

            (g) the control that AIG exerts over many of American Bankers' operational matters, including for example changes to its capitalization, modifications to employee benefit arrangements, modifications to investment guidelines or policies or entering into new quota share or other reinsurance transactions that do not meet certain specified criteria (see Section 6.1 of the AIG/American Bankers Merger Agreement);

            (h) the guarantee that current American Bankers' directors that so desire will be appointed as directors of the surviving corporation of the proposed merger of American Bankers and an AIG subsidiary (see Section
      3.1 of the AIG/American Bankers Merger Agreement); and

            (i) the financial penalties (in the amount of $66 million) that would be imposed upon American Bankers if it or AIG terminates the AIG/American Bankers Merger Agreement (after 180 days in the case of American Bankers) as a result of the failure by American Bankers' shareholders to approve the AIG transaction or if American Bankers terminates the AIG/American Bankers Merger Agreement after 180 days to enter into a competing transaction agreement (see Section 8.5(b) of the AIG/American Bankers Merger Agreement).

      Given these provisions, the contracts and agreements between AIG and American Bankers provide AIG with control over American Bankers. The failure of AIG and those persons controlling AIG to obtain the prior approval of your Department before entering into the foregoing contracts and agreements is in direct violation of the provisions of A.R.S. ss. 20-481.02(A). Accordingly, Cendant respectfully requests that your Department immediately take all appropriate regulatory action to enforce your statutes and to require AIG and those persons controlling AIG to renounce, waive or

Honorable John Greene                 -4-                    February 23, 1998


otherwise relinquish each of the foregoing control provisions in the contracts and agreements with American Bankers.

      In addition, we believe that the willful violation of your statutes by AIG and those persons controlling AIG is, in itself, sufficient grounds to deny AIG's application to acquire control of American Bankers.


                                    Very truly yours,

                                    /s/ Howard Ross Cabot

                                    Howard Ross Cabot


Honorable John Greene
  Director of Insurance
    Arizona Department of Insurance
      2910 North 44th Street, Suite 210
        Phoenix, Arizona  85018

VIA HAND DELIVERY

HRC:mam

Copy to:

Michael De La Cruz, Esq.
  Assistant Attorney General
    Office of the Attorney General
      1275 West Washington
        Phoenix, Arizona  85007

VIA HAND DELIVERY

Ms. Laura Badian
  Securities and Exchange Commission
    Washington, D.C.  20549

Honorable John Greene                 -5-                    February 23, 1998


HONORABLE JOHN GREENE
DIRECTOR OF INSURANCE
ARIZONA DEPARTMENT OF INSURANCE
2910 NORTH 44TH STREET, SUITE 210
PHOENIX, ARIZONA  85018

VIA HAND DELIVERY

MICHAEL DE LA CRUZ, ESQ.
ASSISTANT ATTORNEY GENERAL
OFFICE OF THE ATTORNEY GENERAL
1275 WEST WASHINGTON
PHOENIX, ARIZONA  85007

VIA HAND DELIVERY

MS. LAURA BADIAN
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

             [Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]


 DIRECT DIAL
212-735-2930
  DIRECT FAX
212-735-3639



                                                     February 24, 1998




Honorable Neil D. Levin
Superintendent of Insurance
New York State Department of Insurance
25 Beaver Street
New York, NY 10004-2319

Attention:   Mr. Martin Carus, Assistant Deputy
               Superintendent/Chief Examiner

                  Re: Application of American International Group, Inc. to Acquire Control of American Bankers Insurance
                           Group, Inc.
                           ----------------------------------------------------

Dear Superintendent Levin:

         I am writing on behalf of Cendant Corporation and Season Acquisition Corporation (collectively, "Cendant") to bring to your attention certain contracts entered into and related agreements put in place between American International Group, Inc. ("AIG") and American Bankers Insurance Group, Inc. ("American Bankers") which provide AIG and those persons controlling AIG with "control" over American Bankers within the meaning of Section 1501 without the requisite prior approval of your Department.

         Section 1501(a)(2) of the New York Insurance Laws defines "control" as "possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities by contract . . . or otherwise . . ." (emphasis added).

         Several features of the proposed AIG transaction, which are virtually unprecedented, provide AIG with the power to direct the management and policies of

Honorable Neil D. Levin
February 24, 1998
Page 2




American Bankers on an ongoing basis for at least six months and provide "control" over a transaction that the Supreme Court of the United States has described as one of the most important matters in the existence of a company. See Basic Inc. v. Levison, 485 U.S. 224 (1988). These control provisions include the following:

                  (a) the absolute control by AIG over American Bankers' ability to pursue or consider any competing transaction proposals as reflected in the "Fiduciary Sabbatical Provision" which precludes American Bankers' Board of Directors (the "American Bankers' Board") from pursuing or even considering any transaction which might compete with the proposed AIG transaction unless AIG agrees (with no "fiduciary out" feature for 120 days)(see Section 6.2 of the AIG/American Bankers Merger Agreement);

                  (b) the absolute veto power of AIG over any amendment of Amer ican Bankers' "poison pill" Rights Agreement which could facilitate any com peting offer to acquire American Bankers (once again with no fiduciary out reserved to the American Bankers' Board) and the delegation to AIG of determinations with respect to terminating or redeeming the outstanding Rights, extending the term of the Rights Agreement (which is scheduled to expire on March 10, 1998) and adopting a new Rights Agreement(1) (see Sections 5.1(q)(ii), 6.2 and 6.15(a) of the AIG/American Bankers Merger Agreement);

                  (c) the control ceded to AIG over one of American Bankers' fundamental corporate processes -- meetings of shareholders -- as evidenced by American Bankers' agreement to convene a meeting of its shareholders to consider the proposed AIG transaction regardless of whether the American Bankers Board continues to support the proposed AIG transaction (see Section 6.4 of the AIG/American Bankers Merger Agreement);

                  (d) the abandonment by the American Bankers' Board of its ability to determine and recommend to the best course of action for American Bankers' shareholders as evidenced by American Bankers' agreement not to recommend a competing acquisition proposal to American Bankers' shareholders (with no fiduciary out feature for 120 days) and its agreement not to withdraw or modify

--------

1 On February 20, 1998, American Bankers announced that it had entered into a new Rights Agreement to replace the existing Rights Agreement on March 10, 1998.

Honorable Neil D. Levin
February 24, 1998
Page 3


         its recommendation of the proposed AIG transaction, subject to fiduciary obligations under applicable law (see Sections 6.2 and 6.4 of the AIG/American Bankers Merger Agreement);

                  (e) American Bankers' agreement to solicit shareholder approval of the proposed AIG transaction and its agreement to use "all best efforts . . . to consummate and make effective the [proposed AIG/American Bankers] Merger . . ." (see Sections 6.4 and 6.5(b) of the AIG/American Bankers Merger Agreement) coupled with the fact that
         R. Kirk Landon (American Bankers' Chairman and Chief International Officer) and Gerald N. Gaston (Vice-Chairman, President and Chief Executive Officer of American Bankers) have agreed, among other things, (i) to vote the approximately 8.0% of the outstanding common shares of American Bankers beneficially owned by them in favor of approving the proposed AIG transaction and (ii) upon request, to grant AIG an irrevocable proxy with respect to such common shares (see
         Section 2 of the AIG Voting Agreement);

                  (f) the abandonment by American Bankers of its right to terminate the AIG/American Bankers Merger Agreement for at least 180 days in the context of a competing transaction proposal (see Sections 8.2(iv) and 8.3(a) of the AIG/American Bankers Merger Agreement);

                  (g) the control that AIG exerts over many of American Bankers' operational matters, including for example changes to its capitalization, modifications to employee benefit arrangements, modifications to investment guidelines or policies or entering into new quota share or other reinsurance transactions that do not meet certain specified criteria (see Section 6.1 of the AIG/American Bankers Merger Agreement);

                  (h) the guarantee that current American Bankers' directors that so desire will be appointed as directors of the surviving corporation of the proposed merger of American Bankers and an AIG subsidiary (see Section 3.1 of the AIG/American Bankers Merger Agreement); and

                  (i) the financial penalties (in the amount of $66 million) that would be imposed upon American Bankers if it or AIG terminates the AIG/American Bankers Merger Agreement (after 180 days in the case of American Bankers) as

Honorable Neil D. Levin
February 24, 1998
Page 4



         a result of the failure by American Bankers' shareholders to approve the AIG transaction or if American Bankers terminates the AIG/American Bankers Merger Agreement after 180 days to enter into a competing transaction agreement (see Section 8.5(b) of the AIG/American Bankers Merger Agreement).

         Given these provisions, the contracts and agreements between AIG and American Bankers provide AIG with control over American Bankers. The failure of AIG and those persons controlling AIG to obtain the prior approval of your Department before entering into the foregoing contracts and agreements is in direct violation of the provisions of Section 1506 of the New York Insurance Laws. Accordingly, Cendant respectfully requests that your Department immediately take all appropriate regulatory action to enforce your statutes and to require AIG and those persons controlling AIG to renounce, waive or otherwise relinquish each of the foregoing control provisions in the contracts and agreements with American Bankers.

         In addition, we believe that the willful violation of your statutes by AIG and those persons controlling AIG is, in itself, sufficient grounds to deny AIG's application to acquire control of American Bankers.


                                                     Very truly yours,

                                                     /s/ Robert J. Sullivan

                                                     Robert J. Sullivan


cc:  Ms. Lorraine Gash
      Supervisor
     Mr. Frederick Bodinger
      Associate Examiner
     Ms. Laura Badian
      Securities and Exchange Commission

               [Turner, Padget, Graham & Laney, P.A. Letterhead]


                               February 24, 1998
                                                                       Columbia

HAND DELIVERED TO:

Honorable Lee P. Jedziniak
Director of Insurance
S.C. Department of Insurance
1612 Marion Street
Columbia, S.C. 29201

      Re: Application of American International Group, Inc. to Acquire Control of American Bankers Insurance Group, Inc,
            -------------------------------------------------

Dear Director Jedziniak:

      I am writing on behalf of Cendant Corporation and Season Acquisition Corporation (collectively, "Cendant") to bring to your attention certain contracts entered into and related agreements put in place between American International Group, Inc. ("AIG") and American Bankers Insurance Group, Inc. ("American Bankers") which provide AIG and the persons controlling AIG with "control" over American Bankers within the meaning of Sections 38-21-10(2) and 38-21-60 of the South Carolina Code of Laws (1976), as amended, without the requisite prior approval of your Department.

      Section 38-21-10(2) defines "control" as "possession, direct or indirect, of the management and policies of a person, whether through the ownership of voting securities by contract . . . or otherwise . . . ." (emphasis added)

      Several features of the proposed AIG transaction, which are virtually unprecedented, provide AIG with the power to direct the management and policies of American Bankers on an ongoing basis for at least six months and provide "control" over a transaction that the Supreme Court of the United States has described as one of the most important matters in the existence of a company. See Basic

Lee P. Jedziniak, Director
February 24, 1998
Page 2


Inc. v. Levison, 485 U.S. 224 (1988). These control provisions include the following:

            (a) the absolute control by AIG over American Bankers' ability to pursue or consider any competing transaction proposals as reflected in the "Fiduciary Sabbatical Provision" which precludes American Bankers' Board of Directors (the "American Bankers Board") from pursuing or even considering any transactions which might compete with the proposed AIG transaction unless AIG agrees (with no "fiduciary out" feature for 120 days) (see Section 6.2 of the AIG/American Bankers Merger Agreement);

            (b) the absolute veto power of AIG over any amendment of American Bankers' "poison pill" Rights Agreement which could facilitate any competing offer to acquire American Bankers (once again with no fiduciary out reserved to the American Bankers Board) and the delegation to AIG of determinations with respect to terminating or redeeming the outstanding Rights, extending the term of the Rights Agreement (which is scheduled to expire on March 10, 1998) and drafting a new Rights Agreement (1) (see Sections 5.1(q)(ii), 6.2 and 6.15(a) of the AIG/American Bankers Merger Agreement);

            (c) The control ceded to AIG over one of American Bankers' fundamental corporate processes -- meeting of shareholders -- as evidenced by American Bankers' agreement to convene a meeting of its shareholders to consider the proposed AIG transaction regardless of whether the American Bankers Board continues to support the proposed AIG transaction (see Section 6.4 of the AIG/American Bankers Merger Agreement);

            (d) The abandonment by the American Bankers Board of its ability to determine and recommend to the best course of action for American Bankers' shareholders as evidenced by American Bankers' agreement not to recommend a competing acquisition proposal to American Bankers' shareholders (with no fiduciary out feature for 120 days) and its agreement not to withdraw or modify its recommendation of the proposed AIG transaction, subject to fiduciary obligations under applicable law (see Section 6.2 and 6.4 of the AIG/American Bankers Merger Agreement);

            (e) American Bankers' agreement to solicit shareholder approval of the proposed AIG transaction and its agreement to use "all best efforts
      . . . to consummate and make effective the [proposed AIG/American Bankers] Merger . . . " (see Section 6.4 and 6.5(b) of the AIG/American Bankers Merger Agreement) coupled with the fact that R. Kirk Landon (American Bankers' Chairman and Chief International Officer) and Gerald N. Gaston (Vice-Chairman, President and Chief Executive Officer of American
      Bankers) have agreed, among

--------
1 On February 20, 1998, American Bankers announced that it had entered into a new Rights Agreement to replace the existing Rights Agreement on March 10, 1998.

Lee P. Jedziniak, Director
February 24, 1998
Page 3


      other things (i) to vote the approximately 8.0% of the outstanding common shares of American Bankers beneficially owned by them in favor of approving the proposed AIG transaction and (ii) upon request, to grant AIG an irrevocable proxy with respect to such common shares (see Section 2 of the AIG Voting Agreement);

            (f) the abandonment by American Bankers of its right to terminate the AIG/American Bankers Merger Agreement for at least 180 days in the context of a competing transaction proposal (see Section 8.2 (iv) and 8.3(a) of the AIG/American Bankers Merger Agreement);

            (g) the control that AIG exerts over many of American Bankers' operational matters, including for example changes to its capitalization, modifications to employee benefit arrangements, modifications to investment guidelines or policies or entering into new quota share or other reinsurance transactions that do not meet certain specified criteria (see Section 6.1 of the AIG/American Bankers Merger Agreement);

            (h) the guarantee that current American Bankers' directors that so desire will be appointed as directors of the surviving corporation of the proposed merger of American Bankers and an AIG subsidiary (see Section
      3.1 of the AIG/American Bankers Merger Agreement); and

            (i) the financial penalties (in the amount of $66 million) that would be imposed upon American Bankers if it or AIG terminates the AIG/American Bankers Merger Agreement (after 180 days in the case of American Bankers) as a result of the failure by American Bankers' shareholders to approve the AIG transaction or if American Bankers terminates the AIG/American Bankers Merger Agreement after 180 days to enter into a competing transaction agreement (see section 8.5 (b) of the AIG/American Bankers Merger Agreement).

      Given these provisions, the contracts and agreements between AIG and American Bankers provide AIG with control over American Bankers. The failure of AIG and those persons controlling AIG to obtain the prior approval of your Department before entering into the foregoing contracts and agreements is in direct violation of the provisions of Section 38-21-60. Accordingly, Cendant respectfully requests that your Department immediately take all appropriate regulatory action to enforce your statutes and to require AIG and those persons controlling AIG to renounce, waive or otherwise relinquish each of the foregoing control provisions in the contracts and agreements with American Bankers.

      In addition, we believe that the willful violation of your statutes by AIG and those persons controlling AIG is, in itself, sufficient grounds to deny AIG's application to acquire control of

Lee P. Jedziniak, Director
February 24, 1998
Page 4


American Bankers.

      With kind personal regards, I am

                               Very truly yours,

                               TURNER, PADGET, GRAHAM & LANEY, P.A.

                               /s/ Thomas C. Salane

                               Thomas C. Salane

TCS/nac

cc:   Laura Badian
      Securities and Exchange Commission